     As filed with the Securities and Exchange Commission on June 12, 1995

                                                        Registration No. 33-____

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           _________________________

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                             SUN SPORTSWEAR, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

            Washington                                   91-1132690
   -------------------------------                   -------------------
   (State or other jurisdiction of                    (I.R.S. employer
    incorporation or organization)                   identification No.)

                6520 South 190th Street, Kent, Washington 98032
                -----------------------------------------------
                    (Address of principal executive offices)

                              SUN SPORTSWEAR, INC.
                        1989 EMPLOYEE STOCK OPTION PLAN
                        1989 DIRECTOR STOCK OPTION PLAN
                        -------------------------------
                           (Full title of the plans)

                          Larry C. Mounger, President
                              Sun Sportswear, Inc.
                            6520 South 190th Street
                             Kent, Washington 98032
                    ---------------------------------------
                    (Name and address of agent for service)

                                (206) 251-3565
         -------------------------------------------------------------
         (Telephone number, including area code, of agent for service)

                           Copy to:  James E. Dunlap
                       Heller, Ehrman, White & McAuliffe
                              6100 Columbia Center
                                701 Fifth Avenue
                         Seattle, Washington 98104-7098
                                 (206) 389-6044

                        CALCULATION OF REGISTRATION FEE

=========================================================================================================
                                                     Proposed            Proposed
         Title of                                    maximum              maximum
        securities              Amount               offering            aggregate            Amount of
          to be                  to be              price per            offering            registration
        registered            registered            share (1)            price (2)               fee
- ---------------------------------------------------------------------------------------------------------
      Common Stock,
       no par value             520,500               $ 6.00           $ 2,188,750             $ 754.54
=========================================================================================================

(1) Based on highest exercise price of outstanding options for shares of Registrant's Common Stock.
(2) As to shares of Registrant's Common Stock underlying unissued options, estimated (solely for the purpose of calculating the registration fee) on the basis of the average high and low price of the Registrant's Common Stock on the NASDAQ National Market on June 6, 1995 (as reported in the Wall Street Journal on June 7, 1995).

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents filed or to be filed with the Commission by the registrant are incorporated by reference in this registration statement:

         (a) The registrant's latest annual report (Form 10-K) filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Securities Act"), which contains, either directly or by incorporation by reference, certified financial statements for the registrant's latest fiscal year for which such statements have been filed;

         (b) All other reports filed by the registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report or prospectus referred to in (a) above;

         (c) The description of the Common Stock of the registrant contained in the registration statement filed under the Exchange Act registering such Common Shares under Section 12 of the Exchange Act (File No. 0-18054); and

         (d) All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 23B.08.320 of the Washington Corporation Law allows a Company to include in its certificate of incorporation a provision which limits a director's personal liability to the corporation or its shareholders for monetary damages for conduct as a director, with certain exceptions. The Company's Articles of Incorporation includes such provision limiting directors' personal liability in accordance with Section 23B.08.320 of the Washington Corporation Law.

         Additionally, the Company has the power, pursuant to Section 23B.08.510 and 23B.08.570 of the Washington Corporation Law, to indemnify its directors, officers and other persons for certain acts. Pursuant to its by-laws, the Company will indemnify its officers, directors and other persons described in Section 23B.08.510 of the Washington Corporation Law to the full extent permitted by law. The Company maintains insurance for this purpose. Such insurance generally insures the directors and officers against claims due to any breach of duty, neglect, error, misstatement, misleading statement, omission or other act solely by reason of their being directors and officers and for acts, errors and omissions by them in the provision of professional services to the Company.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person for the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.


ITEM 8.  EXHIBITS

  5              Opinion of Heller, Ehrman, White & McAuliffe

 24.1            Consent of Heller, Ehrman, White & McAuliffe
                 (filed as part of Exhibit 5)

 24.2            Consent of Price Waterhouse LLP, Independent Auditors

 25              Power of Attorney (see page 5)

 28.1            Sun Sportswear, Inc. 1989 Employee Stock Option Plan

 28.2            Sun Sportswear, Inc. 1989 Director Stock Option Plan


ITEM 9.  UNDERTAKINGS

         A.      The undersigned registrant hereby undertakes:

                 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs A(1)(i) and A(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                 (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         B. The undersigned registrant hereby undertakes that, for purposes of determining liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kent, State of Washington, on this 31st day of May, 1995.

                                          SUN SPORTSWEAR, INC.


                                          By     /s/ Larry C. Mounger
                                             ---------------------------------
                                             Larry C. Mounger
                                             Chairman of the Board, President,
                                             Chief Executive Officer and
                                             Director




                      POWER OF ATTORNEY TO SIGN AMENDMENTS

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Larry C. Mounger and Kevin C. James, and each of them, with full power of substitution and full power to act without the other such person's true and lawful attorney-in-fact and agent for such person in such person's name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement on Form S-8 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully, to all intents and purposes, as they or such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

   /s/ Larry C. Mounger                            Chairman of the Board,                 May 31, 1995
 -------------------------------------               President, Chief Executive
 Larry C. Mounger                                    Officer and Director


   /s/ L. Kaye Counts                              Executive Vice President,              May 31, 1995
 -------------------------------------               Chief Operating Officer,
 L. Kaye Counts                                      and Director

   /s/ James H. Williams                           Director                               May 31, 1995
 -------------------------------------
 James H. Williams

    /s/ Paul R. Rollins, Jr.                       Director                               May 31, 1995
 -------------------------------------
 Paul R. Rollins, Jr.


    /s/ James A. Walsh                             Director                               May 31, 1995
 -------------------------------------
 James A. Walsh


    /s/ Robert A. Pene                             Director                               May 31, 1995
 -------------------------------------
 Robert A. Pene

    /s/ Kevin C. James                             Senior Vice President,                 May 31, 1995
 -------------------------------------               Secretary and
 Kevin C. James                                      Chief Financial Officer

                               Index to Exhibits


                                                                       Sequentially
Item No.                          Description of Item                  Numbered Page
- -------                           -------------------                  -------------
    5            Opinion of Heller, Ehrman, White & McAuliffe

   24.1          Consent of Heller, Ehrman, White & McAuliffe
                 (filed as part of Exhibit 5)

   24.2          Consent of Price Waterhouse LLP, Independent Auditors

   25            Power of Attorney (see page 5)

   28.1          1989 Sun Sportswear, Inc. Employee Stock Option Plan

   28.2          1989 Sun Sportswear, Inc. Director Stock Option Plan